Exhibit 21.1

Exhibit 21.1 to Exchange Act Registration Statement on Form 10

(Subsidiaries of the registrant)

Revett Minerals Inc. has one subsidiary, Revett Silver, Inc., a Montana corporation.  Revett Silver, Inc., in turn, has two wholly-owned subsidiaries, Genesis Inc. and RC Resources, Inc., each Montana corporations.